                                                                    Exhibit 4.3


                    [FORM OF FLOATING RATE MEDIUM-TERM NOTE]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                     ALBERTSON'S, INC.                      REGISTERED
NO.                                                                                   $
                                          MEDIUM-TERM NOTE, SERIES B
                                       DUE 9 MONTHS OR MORE FROM DATE OF
                                                    ISSUE
                                                (FLOATING RATE)

                                                                                      CUSIP

ORIGINAL ISSUE DATE:                   INTEREST RESET DATE(S):                        MINIMUM RATE:



INITIAL INTEREST RATE:                 STATED MATURITY:                               MAXIMUM RATE:



INTEREST RATE BASIS:                   INTEREST PAYMENT PERIOD:                       CALCULATION AGENT:



INDEX MATURITY:                        INTEREST RESET PERIOD:                         INITIAL REDEMPTION DATE:



SPREAD:                                INTEREST PAYMENT DATE(S):                      INITIAL REDEMPTION PRICE:



SPREAD MULTIPLIER:                     REGULAR RECORD DATE(S):                        PREMIUM REDUCTION AMOUNT:


OPTIONAL REPAYMENT DATE(S):

         ALBERTSON'S, INC. (the "Company", which term includes any successor under the Indenture referred to hereinafter), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to_______________, or registered assigns, the principal sum of_______________ DOLLARS on the Stated Maturity, and to pay interest thereon, if any, at a rate per annum equal to the Initial Interest Rate until the first Interest Reset Date following the Original Issue Date, and thereafter at a rate determined in accordance with the provisions below under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of CD Rate,"

"Determination of CMT Rate" or "Determination of Federal Funds Rate", depending upon whether the Interest Rate Basis is the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, CD Rate, CMT Rate or Federal Funds Rate, as designated on the face hereof, until the principal hereof has been paid or made available for payment. Except as provided in the Indenture, the Company will pay interest, if any, monthly, quarterly, semiannually or annually as designated on the face hereof under "Interest Payment Period", commencing with the first Interest Payment Date following the Original Issue Date and ending at Maturity; provided, however, that any payment of interest, if any, on this Global Note, to be made on an Interest Payment Date which is not a Market Day (as hereinafter defined) will be on the next succeeding Market Day (with interest accruing to but excluding such next succeeding Market Day), except that if the Interest Rate Basis is LIBOR, if such next succeeding Market Day falls in the next calendar month, such payment will be made on the immediately preceding Market Day (with interest accruing to but excluding such immediately preceding Market Day). Interest on this Global Note, if any, will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the 15th day (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable; and provided, further, that if this Global Note is originally issued between a Regular Record Date and an Interest Payment Date, then interest will be payable to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered on the next succeeding Regular Record Date, and will be so paid on the next succeeding Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. So long as this Global Note is a Global Security held by a Depositary or a nominee of such Depositary, then the principal of, premium, if any, and interest, if any, on this Global Note on any Interest Payment Date and at Maturity shall be paid in immediately available funds to such Depositary or a nominee of such Depositary. If at any time this Global Note is no longer a Global Security held by a Depositary or its nominee, then the principal of, premium, if any, and interest, if any, on this Global Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of this Global Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated pursuant to the Indenture, provided that this Global Note is surrendered at the office or agency described above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If at any time this Global Note is no longer a Global Security held by a Depository or its nominee, then the payment of interest, if any, on this Global Note due on any Interest Payment Date other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date, as the case may be. Each payment of principal of, premium, if any, and interest, if any, on this Global Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Global Note is one of the series of Debt Securities designated under the Indenture as Medium-Term Notes, Series B (the "Notes").

         This Global Note is one of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness of the Company (herein referred to as the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992 (herein referred to as the "Indenture"), between the Company and First Trust of New York, N.A., as successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Notes will be issuable in an aggregate principal amount of $300,000,000, which amount may be increased if duly authorized by the Company. The Notes may have different Original Issue Dates and Interest Payment Dates, mature at different times and bear interest at different rates and, as provided below, be subject to different redemption provisions and/or repayment provisions, and may differ in such other respects as is provided herein or as may be provided pursuant to the terms of the Indenture. The Notes will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

         Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest, if any, is payable on this Global Note shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as shown on the face hereof under "Interest Reset Period", provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until the Stated Maturity, or the date of redemption or repayment, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest, if any, on this Global Note shall be the rate determined in accordance with the provisions of the applicable heading below, plus or minus the Spread or multiplied by the Spread Multiplier, as indicated above or plus or minus the Spread and multiplied by the Spread Multiplier, as indicated above.

         The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date, or, if such day is not a Market Day, the next succeeding Market Day or (ii) the Market Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

         "Market Day" means (a) with respect to any Note, any Business Day in The City of New York, and (b) with respect to any LIBOR Note, any Business Day in The City of New York which is also a London Business Day. "London Business Day" means any day in which dealings in deposits in U.S. dollars are transacted in the London Interbank market.

         The interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

         DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis designated on the face hereof is the Commercial Paper Rate, then the "Commercial Paper Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a "Commercial Paper Interest Determination Date"), and will be the Money Market Yield (as hereinafter defined) of the per annum rate (quoted on a bank discount basis) on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                          360 x D
         Money Market Yield = 100 x --------------------
                                       360 - (D x M)
where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

         DETERMINATION OF PRIME RATE. If the Interest Rate Basis designated on the face hereof is the Prime Rate, then the "Prime Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a "Prime Rate Interest Determination Date"), and will be the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         DETERMINATION OF LIBOR. If the Interest Rate Basis designated on the face hereof is LIBOR, then "LIBOR" for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a "LIBOR Interest Determination Date") as follows:

                  (i) The Calculation Agent will determine either (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the applicable Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in these sentences, the rate of interest in effect for the applicable period will be the rate of interest in effect on such LIBOR Interest Determination Date.

         DETERMINATION OF TREASURY RATE. If the Interest Rate Basis designated on the face hereof is the Treasury Rate, then the "Treasury Rate" for each Treasury Rate Interest Determination Date (as hereinafter defined) will be the rate for the auction on the relevant Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market". In the event such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         The "Treasury Rate Interest Determination Date" shall be the day of the week in which the related Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

         DETERMINATION OF CD RATE. If the Interest Rate Basis designated on the face hereof is the CD Rate, then the "CD Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a "CD Rate Interest Determination Date"), and will be the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         DETERMINATION OF CMT RATE. If the Interest Rate Basis designated on the face hereof is the CMT Rate, then the CMT Rate for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (the "CMT Rate Interest Determination Date"), and will be the rate displayed on the Designated CMT Telerate Page under the caption
". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15
 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New

York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

         FEDERAL FUNDS RATE NOTES. If the Interest Rate Basis designated on the face hereof is the Federal Funds Rate, then the "Federal Funds Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a "Federal Funds Rate Interest Determination Date"), and will be the rate on the relevant Federal Funds Rate Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Calculation Date, such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Rate, if any, or less than the Minimum Rate, if any, designated on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date or other date on which an interest rate is to be calculated. The interest rate on this Global Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         At the request of the Holder hereof, the Calculation Agent will provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

         If the Stated Maturity, Redemption Date or Option Repayment Date is on a day that is not a Market Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, to the date of such payment on the next succeeding Market Day.

         Interest payments hereon will include interest accrued to but excluding the Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, as the case may be, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal, and rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal, and rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) applicable to such date by 360, if the Interest Rate Basis is the Commercial Paper Rate, the Prime Rate, LIBOR, the CD Rate or the Federal Funds Rate, as designated on the face hereof, or by the actual number of days in the year, if the Interest Rate Basis is the Treasury Rate or the CMT Rate, as designated on the face hereof.

         Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to this Global Note.

         Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall apply to this Global Note.

         This Global Note is not subject to payment from a sinking fund.

         This Note may be subject to repayment at the option of the Holder prior to the Stated Maturity specified above on the Holder's Optional Repayment Date(s), if any, specified above. If no Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount shall be at least $1,000 or such other minimum denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if this Note is an Original Issue Discount Note, such lesser amount as is provided in such Note), together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" set forth below duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 or less than 30 days prior to applicable Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         If so designated on the face of this Global Note, this Global Note may be redeemed by the Company on any date on and after the Initial Redemption Date indicated on the face hereof. If no Initial Redemption Date is set forth on the face hereof, this Global Note may not be redeemed prior to its Stated Maturity. On and after the Initial Redemption Date, if any, this Global Note may be redeemed at the option of the Company in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Global Note shall be at least $1,000) at the Redemption Price, together with accrued interest to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. The Redemption Price shall be initially equal to the Initial Redemption Price set forth on the face hereof on the Initial Redemption Date (plus accrued interest to the Initial Redemption Date), and shall decline (but not below par) on each anniversary of the Initial Redemption Date by the Premium Reduction Amount set forth on the face hereof until the Redemption Price is equal to 100% of such principal amount, plus accrued interest to the date this Global Note is redeemed (the "Redemption Date"). If less than all of this Global Note is to be redeemed, the beneficial interests in this Global Note to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Global Note in part only, a new Global Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon surrender hereof.

         If an Event of Default with respect to this Global Note shall occur and be continuing, the entire principal amount of this Global Note may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note.

         No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Global Note at the time, place and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable on the Security Register upon surrender of this Global Note for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Global Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for the same aggregate principal of Global Notes of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Note or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
(ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Note and executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Note, then the Company will issue Notes in definitive form in exchange for this Global Note. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         AS PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

         This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

         WITNESS the seal of the Company and the signatures of its duly authorized officers.


                                       ALBERTSON'S, INC.


Dated:                                 By: _________________________________
                                             Senior Vice President, Finance
                                             and Chief Financial Officer


[SEAL]                                 By: _________________________________
                                             Corporate Secretary



Trustee's Certification of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

First Trust of New York, N.A.,
 as Trustee


By: _________________________________
    Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE:

_______________________________________


_______________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the within Global Note of ALBERTSON'S, INC. and all rights hereunder, hereby irrevocably constituting and appointing________________________________________

attorney to transfer said Global Note on the books of the within-named Company,

with full power of substitution in the premises.


Dated: _________________________


                                  SIGN HERE
                                            ___________________________________
                                            NOTICE: THE SIGNATURE TO THIS
                                            ASSIGNMENT MUST CORRESPOND WITH THE
                                            NAME AS WRITTEN UPON THE FACE OF THE
                                            WITHIN INSTRUMENT IN EVERY
                                            PARTICULAR, WITHOUT ALTERATION OR
                                            ENLARGEMENT OR ANY CHANGE WHATEVER.

                                            SIGNATURE GUARANTEED

                            OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ______________________________.

Dated: ______________________          ________________________________________
                                       NOTICE: The signature on this Option to
                                       Elect Payment must correspond with the
                                       name as written upon the face of the
                                       within instrument in every particular
                                       without alteration or enlargement.


                                       SIGNATURE GUARANTEED